CONSULTING AGREEMENT

            This CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the 30th day of September, 2003 by and between SAN DIEGO SOCCER DEVELOPMENT CORPORATION, with its principal office located at 3803 Mission Boulevard, Suite 290, San Diego, CA  92109 ("SDA") and Creative Focus Productions, with its principal office located at 10150 Centennial Parkway, Suite 400, Sandy, UT  84070 ("the Company").

 W I T N E S S E T H

            WHEREAS, subject to and upon the terms and conditions set forth herein, the Company desires to engage SDA to perform Consulting Services, as defined in Section 3 below, for the Company and SDA is willing to perform such Consulting Services.

            NOW, THEREFORE in consideration of the promises hereinafter made by the parities hereto, and on the terms and conditions herein contained, the Company and Creative Focus agree as follows:

  Appointment; Acceptance.  The Company hereby appoints SDA to render the Consulting Services set forth in Section 3 below, and SDA accepts such appointment.

  Effectiveness and Termination.  This Agreement shall be effective as of the date first set forth above and continue in full force and effect, on a month to month basis, unless sooner terminated as hereinafter provided. In no case will this Agreement continue in effect beyond September 30, 2004.

    Notwithstanding any other provision contained herein, this Agreement may be terminated by either party at any time, with or without cause, upon not less than ten (10) business days' prior written notice specifying the date of the proposed termination.  The notice period shall be deemed to begin upon receipt of the notice in accordance with provisions of Section 14 hereof.

    Unless terminated pursuant to Subsection 2(a) above, the Agreement shall automatically renew each month until September 30, 2004.

    Upon the termination of this Agreement pursuant to this Section 2, this Agreement shall become void and have no further effect, and no party shall have any liability to any other party thereof, except for (i) the obligation of the Company to pay SDA any due and payable fee(s) pursuant to Section 5, (ii) the obligation of the Company to reimburse expenses incurred by SDA pursuant to Section 6, (iii) the confidentiality obligation of SDA contained in Section 7, and (iv) the indemnification obligations contained in Section 13, all of which shall survive such termination.

  Consulting/Communication Services.  Upon request of the Company, SDA shall consult with and assist the Company with defining communication strategy, drafting press releases, franchise development, and operations overview. Other services may be provided that are deemed appropriate by both parties (the "Consulting/Communication Services"). These services will include, but not be limited to activities of Creative Focus Productions or it's subsidiaries, Elite Soccer Academy, Northern United Sports, Utah Salt Ratz, Inc. or activities the company authorizes due to  it's membership in the MPSL.

  Nature of Relationship.  SDA shall perform these services hereunder in the capacity of an independent contractor and not as an employee or agent of the Company.  Any provision to the contrary in this Agreement notwithstanding, SDA shall have no power or authority to execute or otherwise enter into any agreement on behalf of, or in any way to bind, the Company.

  Compensation.  a. The Company shall pay SDA a minimum monthly consulting fee of $4,000, payable on the 1st of each month that this Agreement is in effect.

  Expenses.  During the term of this Agreement, to the extent the Company requests that SDA travel or otherwise incur expenses with respect to providing services to the Company, the Company shall, when possible, pay for any and all expenses directly and in advance of such expenses being incurred.  To the extent SDA incurs any such expenses that the Company does not pay for directly and in advance, the Company shall reimburse SDA within 15 days of receipt of documentation of such expenses.

  Confidentiality and Disclosure.  SDA acknowledges that during the course of performing the Consulting Public Relations Services hereunder, they will be exposed to and given confidential information about the Company.  SDA agrees that they will not in any way, form or manner disclose such confidential information to any entity or person for any reason except that SDA may disclose such information to their agents and representatives as necessary in order for SDA to render the Consulting Services described hereunder.  Any provision of this Agreement to the contrary notwithstanding, the foregoing confidentiality obligation shall not apply to: (a) information which is or becomes public information other than due to SDA's breach of his duty of confidentiality hereunder; (b) information which has been or is obtained by SDA from other persons or entities which to the best knowledge of SDA are not thereby violating any duty of confidentiality to the Company; or (c) information required to be disclosed by SDA under applicable law if SDA determines in good faith that SDA is required to disclose such information and, if practicable, SDA gives notice to the Company of such requirement prior to disclosing such information.  Furthermore, SDA agrees that the remedy at law for any breach of this Section 7 would be inadequate and that the Company shall be entitled to seek injunctive relief.

  Non-Assignability.  Neither party hereto shall assign any of its rights nor delegate any of its obligations hereunder without the prior written consent of the other party.  Any assignment of this Agreement in contravention of this Section 8 shall be null and void.

  Entire Agreement.  This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to the subject matter hereof, supersedes all prior understandings and agreements, oral or written, and cannot be changed or amended except by the written agreement of SDA and the Company.  This Agreement is not intended to confer benefits on any person other than the parties hereto.

  Parties Bound.  The rights and obligations of the Company and SDA under this Agreement shall inure to the benefit of and shall be binding upon their respective successors and assigns.

  Governing Law.  The rights and obligations of the parties shall be governed by, and this Agreement shall be construed and enforced in accordance with, the laws of the State of New Jersey (without regard to its principals of conflicts of law) as to all matters including but not limited to matters of validity of construction, effect performance and remedies.

  Other Activities of Creative Focus.  Nothing herein contained shall prevent SDA from engaging in any other business or from acting as a consultant on any matters for any other person.

  Indemnification. The Company agrees to indemnify, defend and hold harmless SDA from and against any and all claims, penalties, damages, losses, liabilities, obligations, costs, expenses and disbursements (including, without limitation, fees and disbursements of counsel) of any kind or nature whatsoever, that may be imposed upon, incurred by or asserted or awarded against SDA in any way relating to, arising out of or in connection with any services provided by or to be provided by SDA or the performance of such services or any other transaction contemplated by or arising from or in connection with any such services provided by SDA, or any related claim or investigation, litigation or proceeding, whether or not such investigation, litigation or proceeding is brought by the Company or any of its securityholders, creditors or affiliates or by SDA or SDA is otherwise a party thereto,  except to the extent such claim, penalty, damage, loss, liability, obligation, cost, expense or disbursement is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from SDA's gross negligence or willful misconduct.  The Company also agrees that SDA shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or any of its securityholders, creditors or affiliates related to or arising out of any services provided or to be provided by SDA or the performance of such services or any other transaction contemplated by or arising from of or in connection with such services provided by SDA, except to the extent that such liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from SDA's gross negligence or willful misconduct; provided, however, that in no event shall SDA be liable for the Company's loss of profits, business or anticipated savings or for any special, indirect, consequential or punitive damages whatsoever.  The Company and SDA will promptly notify the other party in writing of the assertion against it or any other person of any claim or the commencement of any action, proceeding or investigation relating to or arising out of any services provided or to be provided by SDA; provided that SDA's failure to so notify will not affect SDA's right to indemnification except to the extent the Company is materially prejudiced thereby.  The Company agrees that, without SDA's prior written consent, it will not settle, compromise or consent to the entry of any judgment in any commenced or threatened claim, action, proceeding or investigation in respect of which indemnification could be sought under the provisions of this agreement (whether or not SDA is an actual or potential party to such claim, action, proceeding or investigation), unless (a) such settlement, compromise or consent includes an unconditional release of the SDA from, and holds SDA harmless against, all liability arising out of such claim, action, proceeding or investigation and (b) the parties agree that the terms of such settlement remain confidential.

  Notices.  All notices, statements, instructions or the documents required to be given hereunder shall be in writing and shall be given either personally, or by mailing the same in a sealed envelope, first-class mail, postage pre-paid and either certified or registered, return receipt requested, addressed to or sent by telegram, telex, telecopy or similar form of telecommunication (with a copy to follow by mail in the manner described above) to the parties at the addresses set forth above or the numbers set forth below if to the SDA at:

Attention:          Yan Skwara

Phone:              (858) 488-7775

Facsimile:          (858) 488-7717

E-mail:              yan@soccerdev.com

if to the Company at:

Attention:          Ralph Hansen

Phone:              (801) 553-9859

Fax:                  (801) 619-6373

E-mail:              ralph@saltratz.com

Any party hereto may from time to time change its address for communications under this Section 14 by giving written notice of such changed address to the other party hereto as provided herein.

  Headings.  The headings of the Sections of this Agreement are intended for convenience of reference only and not to constitute a part hereof or otherwise to be indicative of the scope or content of the Sections of this Agreement.

  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

  No Waivers.  The failure of either party at any time to require performance by the other party or any provision hereof shall not affect either party's right to full performance thereof at any time thereafter.  Nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of a similar breach in the future or of any other breach in the future or of any other breach or nullify the effectiveness of such provision.  No waiver shall be effective unless in writing.

  Severability.  Any provision of this Agreement which is determined to be invalid or unenforceable shall not affect the remainder of this Agreement, which shall remain in effect unless the invalid or unenforceable provision would substantially defeat the basic intent, purpose or spirit of this Agreement.

IN WITNESS WHEREOF, the Company and SDA have caused this

 Agreement to be executed and entered into as of the date first set forth above.

San Diego Soccer Development

By:      /s/ Yan Skwara

Name:  Yan Skwara, President

            Date: October 1, 2003

Creative Focus Productions, LLC

By: /s/ Ralph Hansen

Ralph Hansen, COO

Date:October 1, 2003